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                                                                    EXHIBIT 23.4

                      CONSENT OF JOE C. NEAL & ASSOCIATES

As independent oil and gas consultants, Joe C. Neal & Associates hereby consents to the use of our reserve report dated as of January 1, 2001 and all references to our firm included in or made a part of the Ivanhoe Energy Inc. Annual Report on Form 10-K to be filed with the Securities and Exchange Commission on or about March 30, 2001.

                                          /s/ JOE C. NEAL & ASSOCIATES
                                          --------------------------------------
                                          Joe C. Neal & Associates

                                          March 14, 2001

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